Exhibit 10.1

LOGO:  SQUARE 1 BANK
                            Loan and Security Agreement
Borrowers:     CalAmp Corp., a Delaware corporation ("Parent")
               CalAmp Products, Inc., a Delaware corporation
               Dataradio Corporation, a Delaware corporation

Address:       1401 N. Rice Avenue
               Oxnard, California  93030

Date:          December 22, 2009

THIS LOAN AND SECURITY AGREEMENT is entered into on the above date between SQUARE 1 BANK ("Lender"), whose address is 406 Blackwell Street, Suite 240, Durham, North Carolina 27701, and the borrowers named above (jointly and severally, the "Borrower"), whose chief executive office is located at the above address ("Borrower's Address"). The Schedule to this Agreement (the "Schedule") shall for all purposes be deemed to be a part of this Agreement, and the same is an integral part of this Agreement. (Definitions of certain terms used in this Agreement are set forth in Section 8 below.)

1.  LOANS.

   1.1 Loans. Lender will make loans to Borrower (the "Loans"), in the amounts (the "Credit Limit") shown on the Schedule, subject to the provisions of this Agreement and subject to deduction of Reserves for accrued interest and such other Reserves as Lender deems proper from time to time in its Good Faith Business Judgment.
   1.2 Interest. All Loans and all other monetary Obligations shall bear interest at the interest rate shown on the Schedule. Accrued interest shall be payable monthly, on the last day of the month, and shall be charged to Borrower's loan account (and the same shall thereafter bear interest at the same rate as the other Loans).
   1.3 Overadvances. If at any time or for any reason the total of all outstanding Loans and all other monetary Obligations exceeds the Credit Limit (an "Overadvance"), Borrower shall pay the amount of the excess to Lender within one Business Day of the earlier of (i) Borrower's knowledge of such Overadvance or (ii) receipt of notice of such Overadvance from the Lender. Without limiting Borrower's obligation to repay to Lender the amount of any Overadvance, Borrower agrees to pay Lender interest on the outstanding amount of any Overadvance, on demand, at the Default Rate.
   1.4 Fees. Borrower shall pay Lender the fees shown on the Schedule, which are in addition to all interest and other sums payable to Lender and are not refundable.
   1.5 Loan Requests. To obtain a Loan, Borrower shall make a request to Lender by facsimile or telephone. Loan requests received after 2:30 PM Eastern Time will be deemed made on the next Business Day. Lender may rely on any telephone request for a Loan given by a person whom Lender believes in good faith is an authorized representative of Borrower, and Borrower will indemnify Lender for any loss Lender suffers as a result of that reliance.
   1.6 Letters of Credit. At the request of Borrower, Lender may, in its Good Faith Business Judgment, issue or arrange for the issuance of letters of credit for the account of Borrower, in each case in form and substance satisfactory to Lender in its sole discretion (collectively, "Letters of Credit"). The aggregate face amount of all Letters of Credit from time to time outstanding shall not exceed the amount shown on the Schedule (the "Letter of Credit Sublimit"), and shall be reserved against Loans which would otherwise be available hereunder, and in the event at any time there are insufficient Loans available to Borrower for such reserve, Borrower shall deposit and maintain with Lender cash collateral in an amount at all times equal to such deficiency, which shall be held as Collateral for all purposes of this Agreement. Borrower shall pay all bank charges (including charges of Lender) for the issuance of Letters of Credit, as Lender's letter of credit department shall charge in connection with the Letters of Credit, plus the fees set forth on the Schedule (the "Letter of Credit Fees"). Any payment by Lender under or in connection with a Letter of Credit shall constitute a Loan hereunder on the date such payment is made. Each Letter of Credit shall have an expiry date no later than six months after the Maturity Date. Borrower hereby agrees to indemnify and hold Lender harmless from any loss, cost, expense, or liability, including payments made by Lender, expenses, and reasonable attorneys' fees incurred by Lender arising out of or in connection with any Letters of Credit. Borrower agrees to be bound by the regulations and interpretations of the issuer of any Letters of Credit guarantied by Lender and opened for Borrower's account or by Lender's interpretations of any Letter of Credit issued by Lender for Borrower's account, and Borrower understands and agrees that Lender shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto. Borrower understands that Letters of Credit may require Lender to indemnify the issuing bank for certain costs or liabilities arising out of claims by Borrower against such issuing bank. Borrower hereby agrees to indemnify and hold Lender harmless with respect to any loss, cost, expense, or liability incurred by Lender under any Letter of Credit as a result of Lender's indemnification of any such issuing bank. The provisions of this Loan Agreement, as it pertains to Letters of Credit, and any other Loan Documents relating to Letters of Credit are cumulative. Anything to the contrary in this Section 1.6 notwithstanding, Lender shall not be indemnified for any amounts, losses, costs, expenses or liabilities resulting from its own gross negligence or willful misconduct.
2. SECURITY INTEREST. To secure the payment and performance of all of the Obligations when due, Borrower hereby grants to Lender a security interest in all of the following (collectively, the "Collateral"): all right, title and interest of Borrower in and to all of the following, whether now owned or hereafter arising or acquired and wherever located: all Accounts; all Inventory; all Equipment; all Deposit Accounts; all General Intangibles (including without limitation all Intellectual Property); all Investment Property; all Other Property; and any and all claims, rights and interests in any of the above, and all guaranties and security for any of the above, and all substitutions and replacements for, additions, accessions, attachments, accessories, and improvements to, and proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties) of, any and all of the above, and all Borrower's books relating to any and all of the above.
Notwithstanding the foregoing, the Collateral shall not include any such property (the "Excluded Property"):
   (i) which is a license of Intellectual Property to Borrower, pursuant to a license which is nonassignable by its terms without the consent of the licensor thereof (but only to the extent such prohibition on assignability is enforceable under applicable law, including, without limitation, Section 9408 of the Code), and as to any such licenses, Borrower represents and warrants that they are non-exclusive and replaceable on commercially reasonable terms;
   (ii) which is a lease of Equipment leased to Borrower pursuant to a capital lease which by its terms is non-assignable (but only to the extent such prohibition on assignability is enforceable under applicable law, including, without limitation, Sections 9407 of the Code);
   (iii) if the granting of a security interest in the property is prohibited by enforceable provisions of applicable law, provided that upon the cessation of any such prohibition, such property shall automatically become part of the Collateral, and Borrower represents and warrants that such property is and will not be material to its business; or
   (iv) that is subject to a Lien that is permitted pursuant to clause (i) of the definition of Permitted Liens, if the grant of a security interest with respect to such property would be prohibited by the agreement creating such Permitted Lien or would otherwise constitute a default thereunder, but only to the extent such prohibition is enforceable under applicable law, and provided, that such property will be deemed "Collateral" hereunder upon the termination and release of such Permitted Lien; or
   (v) that consists of outstanding capital stock of any Foreign Sub in excess of 65% of the voting power of all classes of capital stock of such Foreign Sub entitled to vote.
Borrower represents and warrants to Lender that none of the Excluded Property is material to Borrower's business or includes Intellectual Property which is licensed by the Borrower to its customers or incorporated in products licensed or sold by the Borrower to its customers. Borrower shall not, hereafter, without Lender's prior written consent, acquire any Excluded Property which is or will be material to Borrower's business or which is licensed by the Borrower to its customers or incorporated in products licensed or sold by the Borrower to its customers.
3.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER.
In order to induce Lender to enter into this Agreement and to make Loans, Borrower represents and warrants to Lender as follows, and Borrower covenants that the following representations will continue to be true (except to the extent that such representation or warranty relates to a particular date), and that Borrower will at all times comply with all of the following covenants, throughout the term of this Agreement and until all Obligations have been Paid in Full:
   3.1 Corporate Existence and Authority. Borrower is, and will continue to be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would reasonably be expected to result in a Material Adverse Change. The execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby (i) have been duly and validly authorized, (ii) are not subject to any consents, other than consents the failure of which to obtain would not be reasonably expected to result in a Material Adverse Change, (iii) are enforceable against Borrower in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally), and (iv) do not violate Borrower's articles or certificate of incorporation, or Borrower's by-laws,
(v) do not violate, in any material respect, any law or any material agreement or instrument, which is binding upon Borrower or its property, and (vi) do not constitute grounds for acceleration of any indebtedness or obligations in excess of $50,000 in the aggregate, under any agreement or instrument which is binding upon Borrower or its property.
   3.2 Name; Trade Names and Styles. As of the date hereof, the name of Borrower set forth in the heading to this Agreement is its correct name. Listed in the Representations are all prior names of Borrower and all of Borrower's present trade names, as of the date hereof. Borrower shall give Lender 30 days' prior written notice before changing its name or doing business under any other name. Borrower has complied, and will in the future comply, in all material respects, with all laws relating to the conduct of business under a fictitious business name.
   3.3 Place of Business; Location of Collateral. As of the date hereof, the address set forth in the heading to this Agreement is Borrower's chief executive office. In addition, as of the date hereof, Borrower has places of business and Collateral is located only at the locations set forth in the Representations, except that the following Collateral may be maintained at the following locations (the "Permitted Other Locations"): Inventory and tools and dies located at contract manufacturers in the ordinary course of business, and Inventory in transit in the ordinary course of business. Borrower will give Lender at least 15 days prior written notice before opening any additional place of business, changing its chief executive office, or moving any of the Collateral (i) except to a location other than Borrower's Address, one of the locations set forth in the Representations or a Permitted Other Location, (ii) except that Borrower may maintain sales offices or project deployment sites in the ordinary course of business at which not more than a total of $100,000 fair market value of Equipment and Inventory is located, and (iii) except for
(a) Inventory sold in the ordinary course of business and (b) equipment in transit between any such locations in clauses (i)-(ii) above (including locations for which 15 days prior written notice is given to Lender).
   3.4  Title to Collateral; Perfection; Permitted Liens.
     (a) Borrower is now, and will at all times in the future be, the sole owner of all the Collateral, except for items of Equipment which are leased to Borrower, and except for non-exclusive licenses granted by Borrower to its customers in the ordinary course of business, and possible claims which may be asserted in litigation involving a claim of less then $200,000. The Collateral now is and will remain free and clear of any and all Liens and adverse claims, except for Permitted Liens. Lender now has, and will continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, and Borrower will at all times defend Lender and the Collateral against all claims of others.
     (b) Borrower has set forth in the Representations all of Borrower's Deposit Accounts at the date hereof, and Borrower will give Lender five Business Days advance written notice before establishing any new Deposit Accounts and will cause the institution where any such new Deposit Account is maintained to execute and deliver to Lender a control agreement in form sufficient to perfect Lender's security interest in the Deposit Account and otherwise satisfactory to Lender in its Good Faith Business Judgment. Nothing herein limits any requirements which may be set forth in the Schedule as to where Deposit Accounts will be maintained.
     (c) In the event that Borrower shall at any time after the date hereof have any commercial tort claims against others, which it is asserting or intends to assert, and in which the potential recovery exceeds $100,000, Borrower shall promptly notify Lender thereof in writing and provide Lender with such information regarding the same as Lender shall request. Such notification to Lender shall constitute a grant of a security interest in the commercial tort claim and all proceeds thereof to Lender, and Borrower shall execute and deliver all such documents and take all such actions as Lender shall request in connection therewith.
     (d) None of the Collateral now is or will be affixed to any real property with such intent as to become a fixture. Borrower will not become a lessee under any real property lease pursuant to which the lessor may obtain any rights in any of the Collateral superior to the security interest of Lender, without the prior written consent of Lender. Whenever any Collateral is located upon premises in which any third party has an interest, Borrower shall, whenever requested by Lender, use commercially reasonable efforts to cause such third party to execute and deliver to Lender, in form acceptable to Lender, such waivers and subordinations as Lender shall specify in its Good Faith Business Judgment. Borrower will keep in full force and effect, and will comply with all material terms of, any lease of real property where any of the Collateral now or in the future may be located, unless the failure to do so would not have a material adverse effect on any Collateral.
     (e) Except as disclosed in the Representations, Borrower is not a party to, nor is it bound by, any license that is material to the conduct of Borrower's business and that prohibits or otherwise restricts Borrower from granting a security interest in Borrower's interest in such license.
     (f) Borrower is the sole owner of the Intellectual Property Collateral, except for (i) non-exclusive licenses granted by Borrower to its customers in the ordinary course of business, and (ii) possible claims which may be asserted in litigation involving a claim of less than $200,000. To the best of Borrower's knowledge, each of the Copyrights, Trademarks and Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made to Borrower that any part of the Intellectual Property Collateral violates the rights of any third party, in each case except to the extent such claim would not reasonably be expected to cause a Material Adverse Change.
   3.5 Maintenance of Collateral. Borrower will maintain the Inventory in good and merchantable condition and maintain all other tangible Collateral in good working condition (ordinary wear and tear excepted), and Borrower will not use the Collateral for any unlawful purpose. Borrower will immediately advise Lender in writing of any material loss or damage to the Collateral.
   3.6 Books and Records. Borrower has maintained and will maintain at Borrower's Address books and records complete and accurate in all material respects, comprising an accounting system in accordance with GAAP.
   3.7 Financial Condition, Statements and Reports. All financial statements now or in the future delivered to Lender have been, and will be, prepared in conformity with GAAP, and now and in the future will fairly present the results of operations and financial condition of Borrower, in accordance with GAAP, at the times and for the periods therein stated (except in the case of interim financial statements, for the lack of footnotes, and subject to year-end adjustments). Between the last date covered by any such statement provided to Lender and the date hereof, there has been no Material Adverse Change.
   3.8 Tax Returns and Payments; Pension Contributions. Borrower has timely filed, and will timely file, all required tax returns and reports, and Borrower has timely paid, and will timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions now or in the future owed by Borrower (except for tax returns and reports which Borrower has inadvertently failed to file when due and except for taxes which Borrower has inadvertently failed to pay, in all cases involving an amount not in excess of $50,000 in the aggregate at any one time). Borrower may, however, defer pay-ment of any contested taxes, provided that Borrower (i) in good faith contests Borrower's obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies Lender in writing of the commencement of, and any material development in, the proceedings, and (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a Lien upon any of the Collateral (except for Liens which Borrower is unaware of and which secure an amount not in excess of $50,000 in the aggregate at any one time). Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which could result in additional taxes becoming due and payable by Borrower (except for claims involving less than $50,000 in the aggregate at any one time). Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.
   3.9 Compliance with Law. Borrower has, to the best of its knowledge, complied, and will in the future comply, in all material respects, with all provisions of all foreign, federal, state and local laws and regulations applicable to Borrower, including, but not limited to, those relating to Borrower's ownership of real or personal property, the conduct and licensing of Borrower's business, and all environmental matters, except for any inadvertent failure to comply with any such laws or regulations, which failure would not be reasonably expected to subject Borrower to claims of more than $50,000 in the aggregate for all such claims at any one time. Borrower has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted, except where the failure to do so would not reasonably be expected to cause a Material Adverse Change.
   3.10 Litigation. As of the date hereof, except as disclosed in Item 18 of the Representations, there is no claim, suit, litigation, proceeding or investigation pending or, to Borrower's knowledge, threatened against or affecting Borrower in any court or before any governmental agency (or any basis therefor known to Borrower) involving any claim against Borrower of more than $200,000. Borrower will promptly inform Lender in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted against Borrower involving any claim against Borrower of more than $200,000.
   3.11 Use of Proceeds. All proceeds of all Loans shall be used solely for Borrower's working capital and general corporate purposes, including the repayment of indebtedness outstanding immediately prior to the execution of this Agreement to Borrower's existing secured lender. Borrower is not purchasing or carrying any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan will be used to purchase or carry any "margin stock" or to extend credit to others for the purpose of purchasing or carrying any "margin stock."
   3.12 Solvency, Payment of Debts. Borrower is able to pay its debts (including trade debts) as they mature; the fair saleable value (on a going concern basis) of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; and Borrower is not left with unreasonably small capital after the transactions contemplated by this Agreement.
4.  ACCOUNTS.
   4.1 Representations Relating to Accounts. Borrower represents and warrants to Lender as follows: Each Account with respect to which Loans are requested by Borrower shall, on the date each Loan is requested and made, (i) represent an undisputed bona fide existing unconditional obligation of the Account Debtor created by the sale, delivery, and acceptance of goods or the rendition of services, or the non-exclusive licensing of Intellectual Property, in the ordinary course of Borrower's business, and (ii) meet the Minimum Eligibility Requirements set forth in Section 8 below.
   4.2 Representations Relating to Documents and Legal Compliance. Borrower represents and warrants to Lender as follows: All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Accounts are and shall be true and correct in all material respects, and all such invoices, instruments and other documents and all of Borrower's books and records are and shall be genuine and in all respects what they purport to be. All sales and other transactions underlying or giving rise to each Account shall comply in all material respects with all applicable laws and governmental rules and regulations. To the best of Borrower's knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Accounts are and shall be genuine, and all such documents, instruments and agreements are and shall be legally enforceable in accordance with their terms.
   4.3 Schedules and Documents relating to Accounts. Borrower shall deliver to Lender transaction reports and schedules of collections, as provided in the Schedule, on Lender's standard forms; provided, however, that Borrower's failure to execute and deliver the same shall not affect or limit Lender's security interest and other rights in all of Borrower's Accounts, nor shall Lender's failure to advance or lend against a specific Account affect or limit Lender's security interest and other rights therein. If requested by Lender, Borrower shall furnish Lender with copies (or, at Lender's request, originals) of all contracts, orders, invoices, and other similar documents, and all shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Accounts, and Borrower warrants the genuineness of all of the foregoing. Borrower shall also furnish to Lender an aged accounts receivable trial balance as provided in the Schedule. In addition, Borrower shall deliver to Lender, on its request, the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Accounts, in the same form as received, with all necessary endorsements, and copies of all credit memos.
   4.4 Lockbox. Except as otherwise set forth below, Borrower shall at all times, as promptly as practicable after receipt, deposit any funds received by Borrower from any source (including without limitation all proceeds of Accounts and all other Collateral), into a cash collateral account at Lender in Borrower's name (the "Cash Collateral Account"), over which Lender shall have exclusive and unrestricted access. Borrower shall at all times direct its Account Debtors to mail or deliver all checks or other forms of payment for amounts owing to Borrower to a post office box designated by Lender (the "Lockbox"), over which Lender shall have exclusive and unrestricted access. Prior to disbursement of any Loans, Borrower shall open the Lockbox, and thereafter Borrower shall at all times maintain the Lockbox with Lender in accordance with the terms hereof. Except for funds deposited into the Cash Collateral Account, all funds received by Borrower from any source shall be directed to the Lockbox, as promptly as practicable after receipt. Lender shall collect the mail delivered to the Lockbox, open such mail, and endorse and credit all items to the Lockbox. All funds flowing through the Lockbox shall then automatically be transferred to the Cash Collateral Account. Borrower shall direct all customers or other persons owing money to Borrower who make payments by electronic transfer of funds to wire such funds directly to the Cash Collateral Account. Borrower shall hold in trust for Lender all amounts that Borrower receives despite the directions to make payments to the Cash Collateral Account, and deliver such payments to Lender in their original form as received from the payor, with proper endorsements for deposit into the Cash Collateral Account, as promptly as practicable after receipt. Borrower irrevocably authorizes Lender to transfer to the Cash Collateral Account any funds that have been deposited into any other accounts or that Lender has received by wire transfer, check, cash, or otherwise. Lender shall have all right, title and interest in all of the items from time to time held in the Cash Collateral Account and their proceeds. Neither Borrower nor any person claiming through Borrower shall have any right or control over the use of, or any right to withdraw any amount from, the Cash Collateral Account, which shall be under the sole control of Lender. Lender may apply amounts held in the Cash Collateral Account to the outstanding balance of the Obligations on a daily basis. Lender may from time to time in its discretion make Loans to Borrower to cover checks or other items or charges that Borrower has drawn or made against its operating account (the "Operating Account") or to cause payment of amounts due under the Loan Documents. Borrower authorizes Lender to make such Loans from time to time by means of appropriate entries of credits to the Operating Account sufficient to cover any such charges then presented, such Loans to be subject to the terms of this Agreement as though made pursuant to a request from Borrower.
   4.5. Exceptions. Notwithstanding the provisions of Section 4.4, if no Default or Event of Default has occurred and is continuing, Borrower shall not be obligated to remit to Lender the proceeds of the sale of worn out or obsolete Equipment disposed of by Borrower in good faith in an arm's length transaction for an aggregate purchase price of $25,000 or less (for all such transactions in any fiscal year).
   4.6 Disputes. Borrower shall notify Lender promptly of all disputes or claims in excess of $100,000 individually , which relate to any Accounts. Borrower shall not forgive (completely or partially), compromise or settle any Account for less than payment in full, or agree to do any of the foregoing, except that Borrower may do so, provided that: (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, and in arm's length transactions, which are reported to Lender on the regular reports provided to Lender; (ii) no Default or Event of Default has occurred and is continuing; and (iii) taking into account all such discounts, settlements and forgiveness, the total outstanding Loans will not exceed the Credit Limit.
   4.7 Returns. Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to Borrower, and such return is accepted, Borrower shall within a commercially reasonable time, determine the reason for such return and promptly issue a credit memorandum to the Account Debtor in the appropriate amount, shall repair and return such Inventory to the Account Debtor in accordance with the terms of any warranty in respect of such Inventory, return such Inventory if no flaw is found in such Inventory or take any other action acceptable to Borrower using its commercially reasonable business judgment. In the event any attempted return occurs after the occurrence and during the continuance of any Event of Default, and, upon election of Lender, Borrower shall hold the returned Inventory in trust for Lender, and immediately notify Lender of the return of the Inventory.
   4.8 Verification. Lender may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts, by means of mail, telephone or otherwise, either in the name of Borrower or Lender or such other name as Lender may choose, and Lender or its designee may, at any time, notify Account Debtors that it has a security interest in the Accounts.
   4.9 No Liability. Lender shall not be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to an Account, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Account, or for settling any Account in good faith for less than the full amount thereof, nor shall Lender be deemed to be responsible for any of Borrower's obligations under any contract or agreement giving rise to an Account. Nothing in this
Section 4.9 shall, however, relieve Lender from liability for its own gross negligence or willful misconduct.

5.  ADDITIONAL DUTIES OF BORROWER.
   5.1 Financial and Other Covenants. Borrower shall comply with the financial and other covenants set forth in the Schedule in accordance with the terms set forth therein.
   5.2 Insurance. Borrower shall, at all times insure all of the tangible personal property Collateral and carry such other business insurance, with reputable insurers, in such form and with such amounts as is customary and in accordance with standard practices for Borrower's industry and locations, and Borrower shall provide evidence of such insurance to Lender. All such insurance policies shall name Lender as the exclusive loss payee, and shall contain a lenders loss payee endorsement in form reasonably acceptable to Lender. Upon receipt of the proceeds of any such insurance, Lender shall apply such proceeds in reduction of the Obligations as Lender shall determine in its sole discretion, except that, provided no Default or Event of Default has occurred and is continuing, Lender shall release to Borrower insurance proceeds with respect to Equipment totaling less than $200,000, which shall be utilized by Borrower for the replacement of the Equipment with respect to which the insurance proceeds were paid. Lender may require reasonable assurance that the insurance proceeds so released will be so used. If Borrower fails to provide or pay for any insurance, Lender may, but is not obligated to, obtain the same at Borrower's expense. Borrower shall promptly deliver to Lender copies of all material reports made to insurance companies.
   5.3 Reports. Borrower, at its expense, shall provide Lender with the written reports set forth in the Schedule, and such other written reports with respect to Borrower as Lender shall from time to time specify in its Good Faith Business Judgment.
   5.4 Access to Collateral, Books and Records. At reasonable times, and on one Business Day's notice, Lender, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy Borrower's books and records. The foregoing inspections and audits shall be at Borrower's expense and the charge therefor shall be $850 per person per day (or such other amount as shall represent Lender's then current standard charge for the same), plus reasonable out-of-pocket expenses (including without limitation any additional costs and expenses of outside auditors retained by Lender).
   5.5 Negative Covenants. Except as may be permitted in the Schedule, Borrower shall not, without Lender's prior written consent (which shall be a matter of its Good Faith Business Judgment), do any of the following:
     (i) merge or consolidate with another corporation or entity, except that a Borrower may merge into another Borrower with ten Business Days prior written notice to Lender, and a Foreign Sub may merge into a Borrower with ten Business Days prior written notice to Lender, if the Borrower is the surviving corporation in the merger;
     (ii) acquire any assets, except in the ordinary course of business, except that, so long as no Default or Event of Default has occurred and is continuing, Borrower may acquire all or substantially all of the assets or liabilities of, or equity interests of, any Person, or any lines of business or division or business unit of, any Person as follows: (A) as permitted by
Section 5.5(i); and (B) any such acquisitions where (1) the acquired Person is conducting, or the acquired assets or line of business consist of, a line of business reasonably related to the business presently conducted by Borrower, and (2) the total consideration for all such transactions does not exceed $500,000 in any fiscal year;
     (iii) enter into any other transaction outside the ordinary course of business, except that, so long as no Default or Event of Default has occurred and is continuing, Borrower may enter into such transactions involving not more than $500,000 in the aggregate in any fiscal year;
     (iv) sell or transfer any Collateral, except for (A) the sale of finished Inventory in the ordinary course of Borrower's business, (B) the sale of obsolete or unneeded Equipment in the ordinary course of business, (C) non-exclusive licenses of Intellectual Property in the ordinary course of business, and (D) Permitted Liens and Permitted Investments;
     (v) store any Inventory or other Collateral with any warehouseman or other third party (except for Permitted Other Locations, locations set forth in the Representations, and locations in clause (ii) of Section 3.3), unless
(i) there is in place an agreement by such warehouseman or other third party in favor of Lender in such form as Lender shall specify in its good faith business judgment, or (ii) the total value of all such Inventory and other Collateral so stored does not exceed $500,000 in the aggregate at any time;
     (vi) sell any Inventory on a sale-or-return, guaranteed sale, consignment, or other contingent basis;
     (vii) make any loans of any money or other assets or any other Investments, other than Permitted Investments;
     (viii) create, incur, assume or permit to be outstanding any Indebtedness other than Permitted Indebtedness;
     (ix) guarantee or otherwise become liable with respect to the obligations of another party or entity if the aggregate amount of all such guarantees would exceed $100,000, except for guarantees by a Borrower of the obligations of another Borrower which are permitted hereunder;
     (x) pay or declare any dividends on Borrower's stock (except for dividends payable solely in stock of Borrower);
     (xi) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's stock or other equity securities except for (A) repurchases of stock of Parent from former employees or directors of Parent under the terms of applicable repurchase agreements in an aggregate amount not to exceed $50,000 in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases, and (B) common stock of Parent tendered to Parent by employees to pay for the exercise price, and/or minimum tax withholding, on employee equity awards, including stock options and restricted stock grants;
     (xii) engage, directly or indirectly, in any business other than the businesses currently engaged in by Borrower or reasonably related thereto, or become an "investment company" within the meaning of the Investment Company Act of 1940;
     (xiii) directly or indirectly enter into, or permit to exist, any material transaction with any Affiliate of Borrower, except for transactions that are in the ordinary course of Borrower's business, and are on fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person; provided that the following shall not be prohibited by the foregoing: (A) Permitted Investments, dividends, distributions and stock redemptions, purchases and retirements, in each case that are not otherwise restricted hereby; (B) transactions between and among Borrower and any other Borrower thereof in the ordinary course of business, including any non-exclusive license of Intellectual Property in the ordinary course of business; (C) reasonable and customary director, officer, employee and consultant compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans), and reasonable and customary indemnification and reimbursement arrangements with respect to such Persons; and (D) any purchase of Subordinated Debt by any officer or director of Borrower;
     (xiv) reincorporate in another state;
     (xv) change its fiscal year;
     (xvi) dissolve or elect to dissolve, except that a Borrower which is a wholly-owned Subsidiary of another Borrower may dissolve, with five Business Day prior written notice to the Lender, if all of its assets are distributed to the Borrower which owns 100% of its stock; or
     (xvii) agree to do any of the foregoing, unless such agreement provides that it is subject to the prior written consent of Lender.
Permitted Investments under clauses (viii) and (xi) of the definition of "Permitted Investments", to the extent permitted by the foregoing provisions of this Section, are only permitted if no Default or Event of Default has occurred and is continuing, or would occur as a result of such transaction.
   5.6 Litigation Cooperation. Should any third-party suit or proceeding be instituted by or against Lender with respect to any Collateral or relating to Borrower, Borrower shall, without expense to Lender, make available Borrower and its officers, employees and agents and Borrower's books and records with reasonable prior notice and during normal business hours, to the extent that Lender may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.
   5.7 Notification of Changes. Borrower will give Lender written notice of any change in its chief executive officer and chief financial officer within ten days after the date of such change.
   5.8  Registration of Intellectual Property Rights.
     (a) Borrower shall give Lender written notice of any applications or registrations with respect to Intellectual Property filed with the United States Patent and Trademark Office, during any fiscal quarter, within 30 days after such fiscal quarter, including the date of such filing and the registration or application numbers, if any.
     (b) Borrower shall (i) give Lender not less than 30 days prior written notice of the filing of any applications or registrations with the United States Copyright Office, including the title of such intellectual property rights to be registered, as such title will appear on such applications or registrations, and the date such applications or registrations will be filed;
(ii) prior to the filing of any such applications or registrations, execute such documents as Lender may reasonably request for Lender to maintain its perfection in the Intellectual Property rights to be registered by Borrower;
(iii) upon the request of Lender, either deliver to Lender or file such documents simultaneously with the filing of any such applications or registrations; (iv) upon filing any such applications or registrations, promptly provide Lender with a copy of such applications or registrations together with any exhibits, evidence of the filing of any documents requested by Lender to be filed for Lender to maintain the perfection and priority of its security interest in such Intellectual Property rights.
     (c) Borrower shall use commercially reasonable efforts to (i) protect, defend and maintain the validity and enforceability of material Intellectual Property, and (ii) not allow any material Intellectual Property to be abandoned, forfeited or dedicated to the public without the written consent of Lender, which shall not be unreasonably withheld. Borrower shall promptly inform Lender of any infringement of material Intellectual Property rights that becomes known to Borrower.
     (d) Lender shall have the right, but not the obligation, to take, at Borrower's sole expense, any actions that Borrower is required under this
Section 5.8 to take but which Borrower fails to take, after 15 days' notice to Borrower. Borrower shall reimburse and indemnify Lender for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section.
   5.9 Consent of Inbound Licensors. Prior to entering into or becoming bound by any material inbound license in the future, Borrower shall: (i) provide written notice to Lender of the material terms of such license or agreement with a description of its likely impact on Borrower's business or financial condition; and (ii) in good faith use commercially reasonable efforts to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for Borrower's interest in such licenses to be deemed Collateral and for Lender to have a security interest therein, provided, however, that the failure to obtain any such consent or waiver shall not constitute a default under this Agreement.
   5.10 Further Assurances. Borrower agrees, at its expense, on request by Lender, to execute all documents and take all actions, as Lender, may, in its Good Faith Business Judgment, deem necessary or useful in order to perfect and maintain Lender's perfected first-priority security interest in the Collateral (subject only to Permitted Liens), and in order to fully consummate the transactions contemplated by this Agreement.
6.   TERM.
   6.1 Maturity Date. This Agreement shall continue in effect until the maturity date set forth on the Schedule (the "Maturity Date"), subject to
Section 6.3 below.
   6.2 Early Termination. This Agreement may be terminated prior to the Maturity Date as follows: (i) by Borrower, effective 30 days after written notice of termination is given to Lender; or (ii) by Lender at any time after the occurrence and during the continuance of an Event of Default, effective immediately, provided that Lender shall as promptly as practicable provide notice of any such termination to Borrower (except that no notice shall be required with respect to an Event of Default consisting of the commencement of any Insolvency Proceeding by or against Borrower). If this Agreement is terminated by Borrower or by Lender under this Section 6.2, Borrower shall pay to Lender the termination fee set forth in the Schedule. The termination fee shall be due and payable on the effective date of termination and thereafter shall bear interest at a rate equal to the highest rate applicable to any of the Obligations.
   6.3 Payment of Obligations. On the Maturity Date or on any earlier effective date of termination, Borrower shall Pay in Full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable. Without limiting the generality of the foregoing, if on the Maturity Date, or on any earlier effective date of termination, there are any outstanding Letters of Credit issued by Lender or issued by another institution based upon an application, guarantee, indemnity or similar agreement on the part of Lender, then on such date Borrower shall provide to Lender cash collateral in an amount equal to 105% of the face amount of all such Letters of Credit, plus all interest, fees and cost due or to become due in connection therewith (as estimated by Lender in its Good Faith Business Judgment), to secure all of the Obligations relating to said Letters of Credit, pursuant to Lender's then standard form cash pledge agreement. Notwithstanding any termination of this Agreement, all of Lender's security interests in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been Paid in Full; provided that Lender may, in its sole discretion, refuse to make any further Loans after termination.
No termination shall in any way affect or impair any right or remedy of Lender, nor shall any such termination relieve Borrower of any Obligation to Lender, until all of the Obligations have been Paid in Full. Lender shall, at Borrower's expense, release or terminate all financing statements and other filings in favor of Lender as may be required to fully terminate Lender's security interests, provided that there are no suits, actions, proceedings or claims pending or threatened against any Person indemnified by Borrower under this Agreement with respect to which indemnity has been or may be sought, upon Lender's receipt of the following, in form and content satisfactory to Lender:
(i) all of the Obligations are Paid in Full and performance by Borrower of all non-monetary Obligations under this Agreement not then performed, (ii) written confirmation by Borrower that the commitment of Lender to make Loans under this Agreement has terminated, (iii) a general release of all claims against Lender, its officers, directors, agents, attorneys and Affiliates by Borrower relating to Lender's performance and obligations under the Loan Documents, on Lender's standard form, and (iv) an agreement by Borrower, and any new lender to Borrower to indemnify Lender for any payments received by Lender that are applied to the Obligations that may subsequently be returned or otherwise not paid for any reason.
7.  EVENTS OF DEFAULT AND REMEDIES.
   7.1 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement, and Borrower shall give Lender immediate written notice thereof upon knowledge of any of the following:
     (a) Any warranty, representation, statement, report or certificate made or delivered to Lender by Borrower or any of Borrower's officers, employees or agents, now or in the future, shall be untrue or misleading in a material respect when made or deemed to be made; or
     (b) Borrower shall fail to pay when due any Loan or any interest thereon;
or
     (b-1) Borrower shall fail to pay when due any other monetary Obligation within three Business Days after the date due; or
     (c) the total Loans and other Obligations outstanding at any time shall exceed the Credit Limit and Borrower shall fail to pay any such excess in accordance with Section 1.3; or
     (d) Borrower shall fail to comply any non-monetary Obligation which by its nature cannot be cured, or shall fail to comply with the provisions of
Section 3.8 (titled "Tax Returns and Payments; Pension Contributions"),
Section 4.4 (titled "Lockbox"), the first two sentences of Section 5.2 (titled "Insurance"), Section 5.4 (titled "Access to Collateral, Books and Records"),
Section 5.5 (titled "Negative Covenants"), Section 5 of the Schedule (titled "Financial Covenants"), Section 6 of the Schedule (titled "Reporting"), or
Section 8(c) of the Schedule (titled "Deposit Accounts"); or
     (e) Borrower shall fail to perform any other non-monetary Obligation, which failure is not cured within five Business Days after the date due; or
     (f) any Collateral becomes subject to any Lien (other than a Permitted
Lien) which is not cured within 10 days after the occurrence of the same; or
     (g) any Collateral is attached, seized, subjected to a writ or distress warrant, or is levied upon, and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within 20 days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a Lien on any of the Collateral, or if a notice of lien, levy, or assessment is filed of record with respect to any of the Collateral by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency;
     (h) any default or event of default occurs under any obligation with an amount in excess of $50,000, secured by a Permitted Lien, which is not cured within any applicable cure period or waived in writing by the holder of the Permitted Lien; or
     (i) Borrower breaches any material contract or obligation, which has resulted or may reasonably be expected to result in a Material Adverse Change; or
     (j) a final, judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least $250,000 shall be rendered against Borrower, and the same remain unsatisfied and unstayed for a period of 20 days or more; or
     (k) Dissolution, termination of existence, suspension of business for more than thirty days, or insolvency of Borrower; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any Insolvency Proceeding by Borrower; or
     (l) the commencement of any Insolvency Proceeding against Borrower or any Guarantor, which is not cured by the dismissal thereof within 45 days after the date commenced; or
     (m) revocation or termination of, or limitation or denial of liability upon, or default under, any guaranty of the Obligations or any attempt to do any of the foregoing, or commencement of any Insolvency Proceeding by any Guarantor, or death of any Guarantor; or
     (n) any default or event of default occurs under the Subordinated Debt which is not cured in accordance with the terms thereof, or waived in writing by the holders of the Subordinated Debt;
     (o) Borrower makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations, other than as permitted in the applicable subordination agreement, or if any Person who has subordinated such indebtedness or obligations terminates or in any way limits its subordination agreement; or
     (p) a Change in Control shall occur; or
     (q) the Maturity Date is extended by Lender (which shall be a matter of Lender's sole discretion and shall be set forth in a written agreement signed by Lender) and Borrower fails to obtain the written agreement of the holders of the Subordinated Debt to extend the maturity date of the Subordinated Debt by the same period of time; or
     (r) Borrower shall generally not pay its debts as they become due, or Borrower shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which would be reasonably likely to be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or
     (s) Any director or officer of Borrower is indicted for a felony offence under state or federal law, or Borrower hires an officer or has a director who has been convicted of any such felony offense; or
     (t) a Material Adverse Change shall occur.
Lender may cease making any Loans hereunder during any of the above cure periods, and thereafter if an Event of Default has occurred and is continuing.
   7.2 Remedies. Upon the occurrence and during the continuance of any Event of Default, Lender, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrower), may do any one or more of the following: (a) Cease making Loans or otherwise extending credit to Borrower under this Agreement or any other Loan Document; (b) Accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation; (c) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Borrower hereby authorizes Lender without judicial process to enter onto any of Borrower's premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof, without charge for so long as Lender deems it necessary, in its Good Faith Business Judgment, in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should Lender seek to take possession of any of the Collateral by court process, Borrower hereby irrevocably waives: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that Lender retain possession of, and not dispose of, any such Collateral until after trial or final judgment; (d) Require Borrower to assemble any or all of the Collateral and make it available to Lender at places designated by Lender which are reasonably convenient to Lender and Borrower, and to remove the Collateral to such locations as Lender may deem advisable; (e) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Lender shall have the right to use Borrower's premises, vehicles, hoists, lifts, cranes, and other Equipment and all other property without charge; (f) Sell, lease or otherwise dispose of any of the Collateral, in its condition at the time Lender obtains possession of it or after further manufacturing, processing or repair, at one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. Lender shall have the right to conduct such disposition on Borrower's premises without charge, for such time or times as Lender deems reasonable, or on Lender's premises, or elsewhere and the Collateral need not be located at the place of disposition. Lender may directly or through any Affiliate purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve Borrower of any liability Borrower may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale; (g) demand payment of, and collect any Accounts and General Intangibles comprising Collateral and, in connection therewith, Borrower irrevocably authorizes Lender to endorse or sign Borrower's name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to Borrower and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in Lender's Good Faith Business Judgment, to grant extensions of time to pay, compromise claims and settle Accounts and the like for less than face value; (h) demand and receive possession of any of Borrower's federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto; and (i) set off any of the Obligations against any general, special or other Deposit Accounts of Borrower maintained with Lender. All reasonable attorneys' fees, expenses, costs, liabilities and obligations incurred by Lender with respect to the foregoing shall be added to and become part of the Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations from the date paid by Lender to the date repaid to Lender. Without limiting any of Lender's rights and remedies, from and after the occurrence and during the continuance of any Event of Default, the interest rate applicable to the Obligations and the Letter of Credit Fees shall be increased by an additional five percent per annum (the "Default Rate").
   7.3 Standards for Determining Commercial Reasonableness. Borrower and Lender agree that a sale or other disposition (collectively, "Sale") of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable: (i) notice of the Sale is given to Borrower at least ten days prior to the Sale, and, in the case of a public Sale, notice of the Sale is published at least five days before the date of the Sale in a newspaper of general circulation in the county where the Sale is to be conducted; (ii) notice of the Sale describes the Collateral in general, non-specific terms; (iii) the Sale is conducted at a place designated by Lender, with or without the Collateral being present; (iv) the Sale commences at any time between 8:00 a.m. and 6:00 p.m; (v) payment of the purchase price in cash or by cashier's check or wire transfer is required; (vi) with respect to any Sale of any of the Collateral, Lender may (but is not obligated to) direct any prospective purchaser to ascertain directly from Borrower any and all information concerning the same. Lender shall be free to employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable.
   7.4 Investment Property. If a Default or an Event of Default has occurred and is continuing, upon the election of the Lender, Borrower shall hold all payments on, and proceeds of, and distributions with respect to, Investment Property in trust for Lender, and Borrower shall deliver all such payments, proceeds and distributions to Lender, immediately upon receipt, in their original form, duly endorsed, to be applied to the Obligations in such order as Lender shall determine. Borrower recognizes that Lender may be unable to make a public sale of any or all of the Investment Property, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale thereof.
   7.5 Power of Attorney. Upon the occurrence and during the continuance of any Event of Default, without limiting Lender's other rights and remedies, Borrower grants to Lender an irrevocable power of attorney coupled with an interest, authorizing and permitting Lender (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to Borrower, and at Borrower's expense, to do any or all of the following, in Borrower's name or otherwise, but Lender agrees that if it exercises any right hereunder, it will do so in good faith and in a commercially reasonable manner: (a) execute on behalf of Borrower any documents that Lender may, in its Good Faith Business Judgment, deem advisable in order to perfect and maintain Lender's security interest in the Collateral, or in order to exercise a right of Borrower or Lender, or in order to fully consummate all the transactions contemplated under this Agreement, and all other Loan Documents; (b) execute on behalf of Borrower, any invoices relating to any Account, any draft against any Account Debtor and any notice to any Account Debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic's, materialman's or other Lien, or assignment or satisfaction of mechanic's, materialman's or other Lien; (c) take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of Borrower upon any instruments, or documents, evidence of payment or Collateral that may come into Lender's possession; (d) endorse all checks and other forms of remittances received by Lender; (e) pay, contest or settle any Lien and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (f) grant extensions of time to pay, compromise claims and settle Accounts and General Intangibles for less than face value and execute all releases and other documents in connection therewith; (g) pay any sums required on account of Borrower's taxes or to secure the release of any Liens therefor, or both; (h) settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (i) instruct any third party having custody or control of any books or records belonging to, or relating to, Borrower to give Lender the same rights of access and other rights with respect thereto as Lender has under this Agreement; and (j) take any action or pay any sum required of Borrower pursuant to this Agreement and any other Loan Documents; (k) enter into a short-form intellectual property security agreement consistent with the terms of this Agreement for recording purposes only or modify, in its sole discretion, any intellectual property security agreement entered into between Borrower and Lender without first obtaining Borrower's approval of or signature to such modification by amending exhibits thereto, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by Borrower after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which Borrower no longer has or claims to have any right, title or interest; and (l) file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral; provided Lender may exercise such power of attorney to sign the name of Borrower on any of the documents described in clauses (k) and (l) above, regardless of whether an Event of Default has occurred. Any and all reasonable sums paid and any and all reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by Lender with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations from the date paid by Lender to the date repaid to Lender. In no event shall Lender's rights under the foregoing power of attorney or any of Lender's other rights under this Agreement be deemed to indicate that Lender is in control of the business, management or properties of Borrower.
   7.6 Application of Proceeds. All proceeds realized as the result of any Sale of the Collateral shall be applied by Lender first to the reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by Lender in the exercise of its rights under this Agreement, second to the interest due upon any of the Obligations, and third to the principal of the Obligations, in such order as Lender shall determine in its sole discretion. Any surplus shall be paid to Borrower or other persons legally entitled thereto; Borrower shall remain liable to Lender for any deficiency. If, Lender, in its Good Faith Business Judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any Sale of Collateral, Lender shall have the option, exercisable at any time, in its Good Faith Business Judgment, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction of the Obligations until the actual receipt by Lender of the cash therefor.
   7.7 Remedies Cumulative. In addition to the rights and remedies set forth in this Agreement, Lender shall have all the other rights and remedies accorded a secured party under the Uniform Commercial Code and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between Lender and Borrower, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Lender of one or more of its rights or remedies shall not be deemed an election, nor bar Lender from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Lender to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.
8. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:
   "Account Debtor" means the obligor on an Account.
   "Accounts" means all present and future "accounts" as defined in the Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all accounts receivable and other sums owing to Borrower.
   "Affiliate" means, with respect to any Person, a relative, partner, shareholder, director, officer, or employee of such Person, or any parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person.
   "Business Day" means a day on which Lender is open for business.
   "Cash Equivalents" shall mean, at any time, (i) any evidence of Indebtedness with a maturity date of ninety (90) days or less issued or directly and fully guaranteed or insured by the United States of America of any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America is pledged in support thereof; (ii) certificates of deposit or bankers' acceptances with a maturity of ninety (90) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250,000,000; (iii) commercial paper (including variable rate demand notes) with a maturity of ninety (90) days or less issued by a corporation (except an Affiliate of Borrower) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P") or at least P-1 by Moody's Investors Service, Inc. ("Moody's"); (iv) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (i) through (iii) above; and (v) marketable fixed income securities with a S&P rating of AA or higher or a comparable Moody's rating.
   "Change in Control" means: (i) a transaction other than a bona fide equity financing or series of financings on terms and from investors reasonably acceptable to Lender in which any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 but excluding any employee benefit plan of such person or its subsidiaries, and any person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan)), directly or indirectly, of 40% or more of all classes of stock then outstanding of Parent ordinarily entitled to vote in the election of directors, or (ii) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of Parent (together with any new Directors whose election to such Board of Directors, or whose nomination for election, was approved by a vote of two thirds of the Directors then still in office who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Parent then in office, or (iii) Parent shall cease to own 100% of the outstanding stock of any other Borrower (other than as a result of a merger or dissolution of such Borrower permitted by Section 5.5 hereof).
   "Code" means the Uniform Commercial Code as adopted and in effect in the State of California from time to time.
   "Collateral" has the meaning set forth in Section 2 above.
   "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to
(i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.
   "continuing" and "during the continuance of" when used with reference to a Default or Event of Default means that the Default or Event of Default has occurred and has not been either waived in writing by Lender or cured within any applicable cure period.
   "Copyrights" means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.
   "Default" means any event which with notice or passage of time or both, would constitute an Event of Default.
   "Default Rate" has the meaning set forth in Section 7.2 above.
   "Deposit Accounts" means all present and future "deposit accounts" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all general and special bank accounts, demand accounts, checking accounts, savings accounts and certificates of deposit.
   "Eligible Accounts" means Accounts and General Intangibles arising in the ordinary course of Borrower's business from the sale of goods or the rendition of services, which Lender, in its Good Faith Business Judgment, shall deem eligible for borrowing. Without limiting the fact that the determination of which Accounts are eligible for borrowing is a matter of Lender's Good Faith Business Judgment, the following (the "Minimum Eligibility Requirements") are the minimum requirements for a Account to be an Eligible Account:
     (i) the Account must not be outstanding for more than 90 days from its invoice date (the "Eligibility Period");
     (ii) the Account must not represent progress billings, or be due under a fulfillment or requirements contract with the Account Debtor, or represent amounts due under license agreements, except for any of the foregoing consented to in writing by Lender;
     (iii) the Account must not be subject to any contingencies (including Accounts arising from sales on consignment, guaranteed sale, bill and hold, sale on approval, or other terms pursuant to which payment by the Account Debtor may be conditional);
     (iv) the Account must not be owing from an Account Debtor with whom Borrower has any dispute (whether or not relating to the particular Account), but if Account is owing from an Account Debtor with whom Borrower has any dispute, the Account will not be Eligible under this clause (iv) only to the extent of the amount of the dispute;
     (v) the Account must not be owing from an Affiliate of Borrower;
     (vi) the Account must not be owing from an Account Debtor which is subject to any Insolvency Proceeding, or whose financial condition is not acceptable to Lender, or which, fails or goes out of a material portion of its business;
     (vii) the Account must not be owing from the United States government or any department, agency or instrumentality thereof (unless there has been compliance, to Lender's satisfaction, with the United States Assignment of Claims Act);
     (viii) the Account must not be owing from an Account Debtor located outside the United States or Canada (unless pre-approved by Lender in its discretion in writing, or backed by a letter of credit satisfactory to Lender, or FCIA insured in a manner satisfactory to Lender), provided that not more than a total of $400,000 of such Accounts at any time outstanding may be Eligible Accounts, if they meet the other requirements for Eligible Accounts;
     (ix) the Account must have been billed to the Account Debtor and must not represent deposits (such as good faith deposits) or other property of the Account Debtor held by Borrower for the performance of services or delivery of goods which Borrower has not yet performed or delivered;
     (x) the Account must not be owing from an Account Debtor to whom Borrower is or may be liable for goods purchased from such Account Debtor or otherwise (but, in such case, the Account will be deemed not eligible only to the extent of any amounts owed by Borrower to such Account Debtor); and
     (xi) the Account must not arise in a transaction with respect to which any surety bond or similar obligation was issued, with respect to which the issuer of such bond or obligations may have rights in the Account.
Accounts owing from one Account Debtor will not be deemed Eligible Accounts to the extent they exceed 25% of the total Eligible Accounts outstanding, provided that such percentage shall be 50% in the case of Accounts owing from EchoStar Corporation. In addition, if more than 25% of the Accounts owing from an Account Debtor are outstanding for a period longer than their Eligibility Period or are otherwise not Eligible Accounts, then all Accounts owing from that Account Debtor will be deemed ineligible for borrowing.
Lender may, from time to time, in its Good Faith Business Judgment, revise the Minimum Eligibility Requirements, upon 30 days prior written notice to Borrower.
   "Equipment" means all present and future "equipment" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.
   "Event of Default" means any of the events set forth in Section 7.1 of this Agreement.
   "Foreign Subs" has the meaning given in Section 8(d) of the Schedule. "Foreign Sub Permitted Liens" means the following:
     (i) purchase money security interests in specific items of Equipment;
     (ii) leases of specific items of Equipment;
     (iii) Liens for taxes (a) not yet payable, or (b) which Borrower has inadvertently failed to pay or is contesting in good faith in an amount not in excess of $50,000 in the aggregate at any one time (including amounts permitted under clause (iii)(b) of the definition of "Permitted Liens") (and as to any such taxes under this clause (b) Lender may establish a Reserve in the amount of such taxes);
     (iv) Liens of mechanics, materialmen, workers, repairmen, fillers and common carriers arising by operation of law for amounts that are not yet due and payable or which are being contested in good faith by Borrower by appropriate proceedings, in an aggregate amount not exceeding $25,000 at any time;
     (v) Liens in favor of other financial institutions arising in connection with deposit and/or securities accounts held at such institutions which are permitted by this Agreement, as long as such Liens are limited to securing the regular charges relating to such accounts; and
     (vi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods, in an aggregate amount not exceeding $50,000 at any time.
   "GAAP" means generally accepted accounting principles consistently applied, as in effect from time to time in the United States.
   "General Intangibles" means all present and future "general intangibles" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all Intellectual Property, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.
   "Good Faith Business Judgment" means Lender's business judgment, exercised honestly and in good faith and not arbitrarily.
   "Guarantor" means any Person who has guaranteed, or in the future guarantees, any of the Obligations.
   "including" means including (but not limited to).
   "Indebtedness" means (a) all indebtedness created, assumed or incurred in any manner by Borrower representing money borrowed (including by the issuance of debt securities, notes, bonds debentures or similar instruments), (b) all indebtedness for the deferred purchase price of property or services (other than trade payables due in the ordinary course of business and accrued obligations due in the course of business that are not overdue or are being contested in good faith, and deferred revenues (as reflected on Borrower's balance sheet)), (c) the Obligations, (d) obligations and liabilities of any Person secured by a Lien or claim on property owned by Borrower, even though Borrower has not assumed or become liable therefor, (e) obligations and liabilities created or arising under any capital lease or conditional sales contract or other title retention agreement with respect to property used or acquired by Borrower, even though the rights and remedies of the lessor, seller or lender are limited to repossession; (f) all obligations of Borrower on or with respect to letters of credit, bankers' acceptances and other similar extensions of credit whether or not representing obligations for borrowed money; and (g) the amount of any Contingent Obligations.
   "Intellectual Property Collateral" means all of Borrower's right, title, and interest in and to the following: Copyrights, Trademarks and Patents; any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held; any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held; any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above; all licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights; and all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.
   "Insolvency Proceeding" means any proceeding commenced by or against any Person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other state, federal or other bankruptcy or insolvency law, now or hereafter in effect, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, readjustment of debt, dissolution or liquidation, or other relief.
   "Inventory" means all present and future "inventory" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower's custody or possession or in transit, and including any returned goods and any documents of title representing any of the above.
   "Investment" means any beneficial ownership interest in any Person (including stock, securities, partnership interest, limited liability company interest, or other interests), and any loan, advance or capital contribution to any Person, including the creation or capital contribution to a wholly-owned or partially-owned subsidiary.
   "Investment Property" means all present and future investment property, securities, stocks, bonds, debentures, debt securities, partnership interests, limited liability company interests, options, security entitlements, securities accounts, commodity contracts, commodity accounts, and all financial assets held in any securities account or otherwise, and all options and warrants to purchase any of the foregoing, wherever located, and all other securities of every kind, whether certificated or uncertificated.
   "Letter of Credit Fees" is defined in Section 1.6.
   "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.
   "Loan Documents" means, collectively, this Agreement, the Representations, and all other present and future documents, instruments and agreements between Lender and Borrower, including, but not limited to those relating to this Agreement, and all amendments and modifications thereto and replacements therefor.
   "Material Adverse Change" means a material adverse effect on (i) the operations, business or financial condition of Borrower taken as a whole, (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents, or (iii) Borrower's interest in, or the value, perfection or priority of Lender's security interest in the Collateral.
   "Obligations" means all present and future Loans, advances, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower to Lender, whether evidenced by this Agreement or any note or other instrument or document, or otherwise, whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by Lender in Borrower's debts owing to others, and any interest and other obligations that accrue after the commencement of an Insolvency Proceeding), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorney's fees, expert witness fees, audit fees, letter of credit fees, collateral monitoring fees, closing fees, facility fees, termination fees, minimum interest charges and any other sums chargeable to Borrower under this Agreement or under any other Loan Documents.
   "Other Property" means the following as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and all rights relating thereto: all present and future "commercial tort claims" (including without limitation any commercial tort claims identified in the Representations), "documents", "instruments", "promissory notes", "chattel paper", "letters of credit", "letter-of-credit rights", "fixtures", "farm products" and "money"; and all other goods and personal property of every kind, tangible and intangible, whether or not governed by the Code.
   "Paid in Full", "Pay in Full" and "Payment in Full" as to the Obligations, means payment in full of all Obligations, other than indemnity obligations as to which a claim has not yet been asserted by Lender or notice of a claim has not yet been given to Borrower.
   "Patents" means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.
   "Payment" means all checks, wire transfers and other items of payment received by Lender (including proceeds of Accounts and Payment in Full of the Obligations) for credit to Borrower's outstanding Loans.
   "Permitted Indebtedness" means:
     (i) the Obligations;
     (ii) Indebtedness existing on the date hereof in a total principal amount not in excess of $100,000;
     (iii) Indebtedness which may be deemed to exist pursuant to any guaranties, surety bonds or similar obligations (and any letters of credit supporting the same) incurred in the ordinary course of business in an aggregate amount not in excess of $500,000 at any time outstanding;
     (iv) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;
     (v) capitalized leases and purchase money Indebtedness secured by Permitted Liens in an aggregate amount not exceeding $1,000,000 at any time outstanding;
     (vi) the Subordinated Debt;
     (vii) Indebtedness consisting of Permitted Investments set forth in clause (iv) of the definition thereof;
     (viii) Indebtedness consisting of reimbursement obligations to the issuers of letters of credit for the account of Borrower, in a total amount not in excess of $1,700,000;
     (ix) other unsecured Indebtedness not exceeding $250,000 in the aggregate at any one time;
     (x) guaranties by a Borrower of any other item of Permitted Indebtedness incurred by another Borrower;
     (xi) Indebtedness of Parent to its wholly-owned French subsidiary, California Amplifier SARL (the "French Sub"), in an amount not to exceed $3,800,000, which is subject to a subordination agreement executed by the French Sub in favor of Lender in form and substance acceptable to Lender.
     (xii) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (ii) through (xi) above, provided that the principal amount thereof is not increased and the terms thereof are not (taken as a whole) modified to impose more burdensome terms upon Borrower.
    "Permitted Investments" means:
     (i) Investments existing on the date hereof and disclosed on Exhibit A;
     (ii) Marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof, commercial paper maturing no more than one year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor's Corporation or Moody's Investors Service, Lender's certificates of deposit maturing no more than one year from the date of investment therein, and Lender's money market accounts; Investments in regular deposit or checking accounts held with Lender or subject to a control agreement in favor of Lender;
     (iii) Repurchases of stock permitted under Section 5.5(xi), provided that, in the case of any repurchased permitted under clause (A) thereof, no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases;
     (iv) Investments of a Borrower in another Borrower;
     (v) Investments not to exceed $100,000 outstanding in the aggregate at any time consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plan agreements approved by Borrower's Board of Directors;
     (vi) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower's business;
     (vii) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business;
     (viii) Joint ventures or strategic alliances in the ordinary course of Borrower's business involving agreements with suppliers, joint marketing agreements, the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by Borrower do not exceed $250,000 in the aggregate in any fiscal year;
     (ix) Investments permitted by Section 8(d) of the Schedule;
     (x) Investments in regular deposit or checking accounts held with Lender or permitted under Section 8(c) of the Schedule; and
     (xi) other Investments not exceeding $100,000 in the aggregate at any one time.
   "Permitted Liens" means the following:
     (i) purchase money security interests in specific items of Equipment;
     (ii) leases of specific items of Equipment;
     (iii) Liens for taxes (a) not yet payable, or (b) which Borrower has inadvertently failed to pay or is contesting in good faith, in an amount not in excess of $50,000 in the aggregate at any one time (including amounts permitted under clause (iii)(b) of the definition of "Foreign Sub Permitted Liens") (and as to any such taxes under this clause (ii) Lender may establish a Reserve in the amount of such taxes);
     (iv) additional security interests which are consented to in writing by Lender, which consent may be withheld in its Good Faith Business Judgment, and which are subordinate to the security interest of Lender;
     (v) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default;
     (vi) security interests being terminated substantially concurrently with this Agreement;
     (vii) Liens incurred on deposits made in the ordinary course of business in connection with workers compensation, unemployment insurance, social security and other like laws or to secure the performance of statutory obligations, in an aggregate amount not exceeding $50,000 at any time;
     (viii) Liens of mechanics, materialmen, workers, repairmen, fillers and common carriers arising by operation of law for amounts that are not yet due and payable or which are being contested in good faith by Borrower by appropriate proceedings, in an aggregate amount not exceeding $25,000 at any time;
     (ix) deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the payment of money), leases, surety and appeal bonds and other obligations of a like nature arising in the ordinary course of business, in an aggregate amount not exceeding $500,000 at any time;
     (x) non-exclusive licenses of intellectual property granted to third parties in the ordinary course of business;
     (xi) Liens in favor of other financial institutions arising in connection with Borrower's deposit and/or securities accounts held at such institutions which are permitted by this Agreement, as long as such Liens are limited to securing the regular charges relating to such accounts;
     (xii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods, in an aggregate amount not exceeding $50,000 at any time;
     (xiii) Liens securing the Obligations;
     (xiv) a Lien consisting of a pledge of cash in a total amount not in excess of $1,700,000 securing the Indebtedness under clause (viii) of the definition of "Permitted Indebtedness" above. Borrower shall use commercially reasonable efforts to obtain for Lender control agreements and other appropriate documentation to perfect Lender's security interest in such cash pledged to such issuer of such letters of credit, which is subordinate to the Lien of such issuer.
Lender will have the right to require, as a condition to its consent under subparagraph (iv) above, that the holder of the additional security interest or voluntary Lien sign a subordination agreement on Lender's then standard form, acknowledge that the security interest is subordinate to the security interest in favor of Lender, and agree not to take any action to enforce its subordinate security interest so long as any Obligations remain outstanding, and that Borrower agree that any uncured default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement.
   "Permitted Other Locations" is defined in Section 3.3.
   "Person" means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.
   "Prime Rate" means the variable rate of interest per annum, most recently announced by Lender as its "prime rate" (whether or not such announced rate is the lowest rate available from Lender).
   "Representations" means the written Representations and Warranties provided by Borrower to Lender referred to in the Schedule.
   "Reserves" means, as of any date of determination, such amounts as Lender may from time to time establish and revise in its Good Faith Business Judgment, reducing the amount of Loans, and other financial accommodations which would otherwise be available to Borrower under the lending formulas provided in the Schedule: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in its Good Faith Business Judgment, may reasonably be expected to adversely affect (i) the Collateral or any other property which is security for the Obligations or its value (including without limitation any increase in delinquencies of Accounts), (ii) the assets or business of Borrower or any Guarantor, taken as a whole, or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect Lender's good faith belief that any Collateral report or financial information furnished by or on behalf of Borrower or any Guarantor to Lender is or may have been incomplete, inaccurate or misleading in any material respect; or (c) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.
   "Subordinated Debt" is defined in Section 8(a) of the Schedule. "Subsidiary" means, with respect to any Person, a Person of which more than
50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by such Person or one or more Affiliates of such Person.
   "Trademarks" means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.
   Other Terms. All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with GAAP, consistently applied. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.
9.  GENERAL PROVISIONS.
   9.1 Application of Payments. All payments with respect to the Obligations may be applied, and in Lender's Good Faith Business Judgment reversed and re-applied, to the Obligations, in such order and manner as Lender shall determine in its Good Faith Business Judgment. Lender shall not be required to credit Borrower's account for the amount of any item of payment which is unsatisfactory to Lender in its Good Faith Business Judgment, and Lender may charge Borrower's loan account for the amount of any item of payment which is returned to Lender unpaid.
   9.2 Increased Costs and Reduced Return. If Lender shall have determined that the adoption or implementation of, or any change in, any law, rule, treaty or regulation, or any policy, guideline or directive of, or any change in, the interpretation or administration thereof by, any court, central bank or other administrative or governmental authority, or compliance by Lender with any directive of, or guideline from, any central bank or other Governmental Authority or the introduction of, or change in, any accounting principles applicable to Lender (whether or not having the force of law) shall
(i) subject the Lender to any tax, duty or other charge with respect to this Agreement or any Loan made hereunder, not in effect of the date hereof, or change the basis of taxation of payments to Lender of any amounts payable hereunder (except for taxes on the overall net income of Lender), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Loan, or against assets of or held by, or deposits with or for the account of, or credit extended by, Lender, or (iii) impose on Lender any other condition regarding this Agreement or any Loan, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost to Lender of making any Loan, or agreeing to make any Loan or to reduce any amount received or receivable by Lender, then, upon demand by Lender, the Borrower shall pay to Lender such additional amounts as will compensate the Lender for such increased costs or reductions in amount. All amounts payable under this Section shall bear interest from the date of demand by the Lender until payment in full to the Lender at the highest interest rate applicable to the Obligations. With respect to this Section 9.2, Lender shall treat Borrower no differently than Lender treats other similarly situated Borrowers. A certificate of the Lender claiming compensation under this Section, specifying the event herein above described and the nature of such event shall be submitted by the Lender to the Borrower, setting forth the additional amount due and an explanation of the calculation thereof, and the Lender's reasons for invoking the provisions of this Section, and the same shall be final and conclusive absent manifest error.
   9.3 Charges to Accounts. Lender may, in its discretion, require that Borrower pay monetary Obligations in cash to Lender, or charge them to Borrower's Loan account (in which event they will bear interest at the same rate applicable to the Loans), or any of Borrower's Deposit Accounts maintained with Lender.
   9.4 Monthly Accountings. Lender may provide Borrower monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement. Such account shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by Lender), unless Borrower notifies Lender in writing to the contrary within 60 days after such account is rendered, describing the nature of any alleged errors or omissions.
   9.5 Notices. All notices to be given under this Agreement shall be in writing and shall be given either personally or by reputable private delivery service or by regular first-class mail, or certified mail return receipt re-quested, addressed (i) to Borrower at the address shown in the heading to this Agreement, or (ii) to Lender at the address shown in the heading to this Agreement, or (iii) for either party at any other address designated in writing by one party to the other party. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, or at the expiration of one Business Day following delivery to the private delivery service, or two Business Days following the deposit thereof in the United States mail, with postage prepaid.
   9.6 Severability. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.
   9.7 Integration. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Borrower and Lender and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. There are no oral understandings, representations or agreements between the parties which are not set forth in this Agreement or in other written agreements signed by the parties in connection herewith.
   9.8 Waivers; Indemnity. The failure of Lender at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other Loan Document shall not waive or diminish any right of Lender later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other Loan Document shall be deemed to have been waived by any act or knowledge of Lender or its agents or employees, but only by a specific written waiver signed by an authorized officer of Lender and delivered to Borrower. Borrower waives the benefit of all statutes of limitations relating to any of the Obligations or this Agreement or any other Loan Document, and Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, General Intangible, document or guaranty at any time held by Lender on which Borrower is or may in any way be liable, and notice of any action taken by Lender, unless expressly required by this Agreement. Borrower hereby agrees to indemnify Lender and its affiliates, subsidiaries, parent, directors, officers, employees, agents, and attorneys, and to hold them harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including reasonable attorneys' fees), of every kind, which they may sustain or incur based upon or arising out of any of the Obligations, or any relationship or agreement between Lender and Borrower, or any other matter, relating to Borrower or the Obligations; provided that this indemnity shall not extend to damages proximately caused by the indemnitee's own gross negligence or willful misconduct. Notwithstanding any provision in this Agreement to the contrary, the indemnity agreement set forth in this Section shall survive any termination of this Agreement and shall for all purposes continue in full force and effect.
   9.9 Liability. NEITHER LENDER NOR ANY OF ITS AFFILIATES, SUBSIDIARIES, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR ATTORNEYS SHALL BE LIABLE FOR ANY CLAIMS, DEMANDS, LOSSES OR DAMAGES, OF ANY KIND WHATSOEVER, MADE, CLAIMED, INCURRED OR SUFFERED BY BORROWER OR ANY OTHER PARTY THROUGH THE ORDINARY NEGLIGENCE OF LENDER, OR ITS PARENT OR ANY OF ITS AFFILIATES, SUBSIDIARIES, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR ATTORNEYS, BUT NOTHING HEREIN SHALL RELIEVE LENDER FROM LIABILITY FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. NEITHER LENDER NOR ANY OF ITS AFFILIATES, SUBSIDIARIES, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR ATTORNEYS SHALL BE RESPONSIBLE OR LIABLE TO BORROWER OR TO ANY OTHER PARTY FOR ANY INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF ANY FINANCIAL ACCOMMODATION HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR AS A RESULT OF ANY OTHER ACT, OMISSION OR TRANSACTION.
   9.10 Amendment. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Borrower and a duly authorized officer of Lender.
   9.11 Time of Essence. Time is of the essence in the performance by Borrower of each and every obligation under this Agreement.
   9.12 Attorneys Fees and Costs. Borrower shall reimburse Lender for all reasonable attorneys' fees (including without limitation those of Lender's outside counsel and in-house counsel, and whether incurred before, during or after an Insolvency Proceeding), and all filing, recording, search, title insurance, appraisal, audit, and other reasonable costs incurred by Lender, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any reasonable attorneys' fees and costs Lender incurs in order to do the following: prepare and negotiate this Agreement and all present and future documents relating to this Agreement; obtain legal advice in connection with this Agreement or Borrower; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account Debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of any automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of Borrower's books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce Lender's security interest in, the Collateral; and otherwise represent Lender in any litigation relating to Borrower. If either Lender or Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and attorneys' fees, including (but not limited to) reasonable attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, de-cree, award or judgment from the non-prevailing party. All attorneys' fees and costs to which Lender may be entitled pursuant to this Paragraph shall immediately become part of Borrower's Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.
   9.13 Benefit of Agreement. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower and Lender; provided, however, that Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of Lender, and any prohibited assignment shall be void. No consent by Lender to any assignment shall release Borrower from its liability for the Obligations.
   9.14 Joint and Several Liability. If Borrower consists of more than one Person, their liability shall be joint and several, and the compromise of any claim with, or the release of, any Borrower shall not constitute a compromise with, or a release of, any other Borrower.
   9.15 Limitation of Actions. Any claim or cause of action by Borrower against Lender, its directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Loan Agreement, or any other Loan Document, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, occurred, done, omitted or suffered to be done by Lender, its directors, officers, employees, agents, accountants or attorneys, shall be barred unless asserted by Borrower by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within one year after the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based, and the service of a summons and complaint on an officer of Lender, or on any other person authorized to accept service on behalf of Lender, within thirty (30) days thereafter. Borrower agrees that such one-year period is a reasonable and sufficient time for Borrower to investigate and act upon any such claim or cause of action. The one-year period provided herein shall not be waived, tolled, or extended except by the written consent of Lender in its sole discretion. This provision shall survive any termination of this Loan Agreement or any other Loan Document.
   9.16 Paragraph Headings; Construction. Paragraph headings are only used in this Agreement for convenience. Borrower and Lender acknowledge that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Lender or Borrower under any rule of construction or otherwise.
   9.17 Public Announcement. Borrower hereby agrees that Lender may make a public announcement of the transactions contemplated by this Agreement, and may publicize the same in marketing materials, newspapers and other publications, and otherwise, and in connection therewith may use the Borrower's name, tradenames and logos.
   9.18 Confidentiality. Lender agrees to use the same degree of care that it exercises with respect to its own proprietary information, to maintain the confidentiality of any and all proprietary, trade secret or confidential information provided to or received by Lender from the Borrower, which indicates that it is confidential or would reasonably be understood to be confidential, including business plans and forecasts, non-public financial information, confidential or secret processes, formulae, devices and contractual information, customer lists, and employee relation matters, provided that Lender may disclose such information to its officers, directors, employees, attorneys, accountants, affiliates, participants, prospective participants, assignees and prospective assignees, and such other Persons to whom Lender shall at any time be required to make such disclosure in accordance with applicable law; provided that Lender shall obtain the agreement of any participant, prospective participant, assignee and prospective assignee to the terms of this provision; and provided, that the foregoing provisions shall not apply to disclosures made by Lender in its Good Faith Business Judgment in connection with the enforcement of its rights or remedies after an Event of Default. The confidentiality agreement in this Section supersedes any prior confidentiality agreement of Lender relating to Borrower.
   9.19 Governing Law; Jurisdiction; Venue. This Agreement and all acts, transactions, disputes and controversies arising hereunder or relating hereto, and all rights and obligations of the parties shall be governed by, and construed in accordance with, the internal laws (and not the conflict of laws rules) of the State of California. All disputes, controversies, claims, actions and other proceedings involving, directly or indirectly, any matter in any way arising out of, related to, or connected with, this Agreement or the relationship between Borrower and Lender, and any and all other claims of Borrower against Lender of any kind, shall be brought only in a court located in Los Angeles County, California, and each party consents to the jurisdiction of any such court and the referee referred to in Section 9.21 below, and waives any and all rights the party may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding, including, without limitation, any objection to venue or request for change in venue based on the doctrine of forum non conveniens; provided that, notwithstanding the foregoing, nothing herein shall limit the right of Lender to bring proceedings against Borrower in the courts of any other jurisdiction. Borrower consents to service of process in any action or proceeding brought against it by Lender, by personal delivery, or by mail addressed as set forth in this Agreement or by any other method permitted by law.
   9.20 Dispute Resolution. Any controversy, dispute or claim between the parties based upon, arising out of, or in any way relating to: (i) this Agreement or any supplement or amendment thereto; or (ii) any other present or future instrument or agreement between the parties hereto; or (iii) any breach, conduct, acts or omissions of any of the parties hereto or any of their respective directors, officers, employees, agents, attorneys or any other person affiliated with or representing any of the parties hereto; in each of the foregoing cases, whether sounding in contract or tort or otherwise (a "Dispute") shall be resolved exclusively by judicial reference in accordance with Sections 638 et seq. of the California Code of Civil Procedure ("CCP") and Rules 3.900 et seq. of the California Rules of Court ("CRC"), subject to the following terms and conditions. (All references in this section to provisions of the CCP and/or CRC shall be deemed to include any and all successor provisions.)
     (a) The reference shall be a consensual general reference pursuant to CCP Sections 638 and 644(a). Unless the parties otherwise agree in writing, the reference shall be to a single referee. The referee shall be a retired Judge of the Los Angeles County Superior Court ("Superior Court") or a retired Justice of the California Court of Appeal or California Supreme Court. Nothing in this section shall be construed to limit the right of Lender, pending or after the appointment of the referee, to seek and obtain provisional relief from the Superior Court or such referee, or any other court in a jurisdiction in which any Collateral is located or having jurisdiction over any Collateral, including without limitation, writ of attachment, writ of possession, appointment of a receiver, temporary restraining order and/or preliminary injunction, or other "provisional remedy" (as such term is defined in CCP
Section 1281.8).
     (b) Within fifteen (15) days after a party gives written notice in accordance with this Agreement to all other parties to a Dispute that the Dispute exists, all parties to the Dispute shall attempt to agree on the individual to be appointed as referee. If the parties are unable to agree on the individual to be appointed as referee, the referee shall be appointed, upon noticed motion or ex parte application by any party, by the Superior Court in accordance with CCP Section 640, subject to all rights of the parties to challenge or object to the appointment, including without limitation the right to peremptory challenge under CCP Section 170.6. If the referee (or any successor referee) appointed by the Superior Court is unable, or at any time becomes unable, to serve as referee in the Dispute, the Superior Court shall appoint a new referee as agreed to by the parties or, if the parties cannot agree, in accordance with CCP Section 640, which new referee shall then have the same powers, and be subject to the same terms and conditions, as the predecessor referee.
     (c) Venue for all proceedings before the referee, and for any Superior Court proceeding for the appointment of the referee, shall be exclusively within the County of Los Angeles, State of California. The referee shall have the exclusive power to determine whether a Dispute is subject to judicial reference pursuant to this section. Trial, and all proceedings and hearings on dispositive motions, conducted before the referee shall be conducted in the presence of, and shall be transcribed by, a court reporter, unless otherwise agreed in writing by all parties to the proceeding. The referee shall issue a written statement of decision, which shall be subject to objections of the parties pursuant to CRC Rule 3.1590 as if the statement of decision were issued by the Superior Court. The referee's powers include, in addition to those set forth in CCP Sections 638, et seq., and CRC Rules 3.900 et seq.,
(i) the power to grant provisional relief, including without limitation, writ of attachment, writ of possession, appointment of a receiver, temporary restraining order and/or preliminary injunction, or other "provisional remedy" (as such term is defined in CCP Section 1281.8), and (ii) the power to hear and resolve all post-trial matters in connection with the Dispute that would otherwise be determined by the Superior Court, including without limitation motions for new trial, reconsideration, to vacate judgment, to stay execution or enforcement, to tax costs, and/or for attorneys' fees. The parties shall, subject to the referee's power to award costs to the prevailing party, bear equally the costs of the reference proceeding, including without limitation the fees and costs of the referee and the court reporter.
     (d) The parties acknowledge and agree that (i) the referee alone shall determine all issues of fact and/or law in the Dispute, without a jury (subject, however, to the right of a party, pending or after the appointment of the referee, to seek and obtain provisional relief from the Superior Court or such referee, including without limitation, writ of attachment, writ of possession, appointment of a receiver, temporary restraining order and/or preliminary injunction, or other "provisional remedy" (as such term is defined in CCP Section 1281.8)), (ii) the referee does not have the power to empanel a jury, (iii) the Superior Court shall enter judgment on the decision of the referee pursuant to CCP Section 644(a) as if the decision were issued by the Superior Court, (iv) the decision of the referee shall not be subject to review by the Superior Court, and (v) the decision of the referee, once entered as a judgment by the Superior Court, shall be binding, final and conclusive, shall have the full force and effect of a judgment of the Superior Court, and shall be subject to appeal to the same extent as a judgment of the Superior Court.
   9.21  Multiple Borrowers; Suretyship Waivers.
     (a) Borrowers' Agent. Each Borrower hereby irrevocably appoints each other Borrower, as the agent, attorney-in-fact and legal representative of all Borrowers for all purposes, including requesting disbursement of Loans and receiving account statements and other notices and communications to Borrowers (or any of them) from Lender. Lender may rely, and shall be fully protected in relying, on any request for a Loan, disbursement instruction, report, information or any other notice or communication made or given by any Borrower, whether in its own name, as Borrowers' agent, or on behalf of one or more Borrowers, and Lender shall not have any obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on it of any such request, instruction, report, information, other notice or communication, nor shall the joint and several character of Borrowers' obligations hereunder be affected thereby.
     (b) Waivers. Each Borrower hereby waives: (i) any right to require Lender to institute suit against, or to exhaust its rights and remedies against, any other Borrower or any other person, or to proceed against any property of any kind which secures all or any part of the Obligations, or to exercise any right of offset or other right with respect to any reserves, credits or deposit accounts held by or maintained with Lender or any indebtedness of Lender to any other Borrower, or to exercise any other right or power, or pursue any other remedy Lender may have; (ii) any defense arising by reason of any disability or other defense of any other Borrower or any Guarantor or any endorser, co-maker or other person, or by reason of the cessation from any cause whatsoever of any liability of any other Borrower or any Guarantor or any endorser, co-maker or other person, with respect to all or any part of the Obligations, or by reason of any act or omission of Lender or others which directly or indirectly results in the discharge or release of any other Borrower or any Guarantor or any other person or any Obligations or any security therefor, whether by operation of law or otherwise; (iii) any defense arising by reason of any failure of Lender to obtain, perfect, maintain or keep in force any Lien on, any property of any Borrower or any other person; (iv) any defense based upon or arising out of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any other Borrower or any Guarantor or any endorser, co-maker or other person, including without limitation any discharge of, or bar against collecting, any of the Obligations (including without limitation any interest thereon), in or as a result of any such proceeding. Until all of the Obligations have been Paid in Full, nothing shall discharge or satisfy the liability of Borrower hereunder except the full performance and payment of all of the Obligations. If any claim is ever made upon Lender for repayment or recovery of any amount or amounts received by Lender in payment of or on account of any of the Obligations, because of any claim that any such payment constituted a preferential transfer or fraudulent conveyance, or for any other reason whatsoever, and Lender repays all or part of said amount by reason of any judgment, decree or order of any court or administrative body having jurisdiction over Lender or any of its property, or by reason of any settlement or compromise of any such claim effected by Lender with any such claimant (including without limitation any other Borrower), then and in any such event, Borrower agrees that any such judgment, decree, order, settlement and compromise shall be binding upon Borrower, notwithstanding any revocation or release of this Agreement or the cancellation of any note or other instrument evidencing any of the Obligations, or any release of any of the Obligations, and the Borrower shall be and remain liable to Lender under this Agreement for the amount so repaid or recovered, to the same extent as if such amount had never originally been received by Lender, and the provisions of this sentence shall survive, and continue in effect, notwithstanding any revocation or release of this Agreement. Each Borrower hereby expressly and unconditionally waives all rights of subrogation, reimbursement and indemnity of every kind against any other Borrower, and all rights of recourse to any assets or property of any other Borrower, and all rights to any collateral or security held for the payment and performance of any Obligations, including (but not limited to) any of the foregoing rights which Borrower may have under any present or future document or agreement with any other Borrower or other person, and including (but not limited to) any of the foregoing rights which Borrower may have under any equitable doctrine of subrogation, implied contract, or unjust enrichment, or any other equitable or legal doctrine, in each case until the Payment in Full of all of the Obligations. Each Borrower further hereby waives any other rights and defenses that are or may become available to the Borrower by reason of California Civil Code Sections 2787 to 2855 (inclusive), 2899, and 3433, as now in effect or hereafter amended, and under all other similar statutes and rules now or hereafter in effect.
     (c) Consents. Each Borrower hereby consents and agrees that, without notice to or by Borrower and without affecting or impairing in any way the obligations or liability of Borrower hereunder, Lender may, from time to time before or after revocation of this Agreement, do any one or more of the following in Lender's sole and absolute discretion: (i) accept partial payments of, compromise or settle, renew, extend the time for the payment, discharge, or performance of, refuse to enforce, and release all or any parties to, any or all of the Obligations; (ii) grant any other indulgence to any Borrower or any other person in respect of any or all of the Obligations or any other matter; (iii) accept, release, waive, surrender, enforce, exchange, modify, impair, or extend the time for the performance, discharge, or payment of, any and all property of any kind securing any or all of the Obligations or any guaranty of any or all of the Obligations, or on which Lender at any time may have a Lien, or refuse to enforce its rights or make any compromise or settlement or agreement therefor in respect of any or all of such property; (iv) substitute or add, or take any action or omit to take any action which results in the release of, any one or more other Borrowers or any endorsers or Guarantors of all or any part of the Obligations, including, without limitation one or more parties to this Agreement, regardless of any destruction or impairment of any right of contribution or other right of Borrower; (v) apply any sums received from any other Borrower, any Guarantor, endorser, or co-signer, or from the disposition of any Collateral or security, to any indebtedness whatsoever owing from such person or secured by such Collateral or security, in such manner and order as Lender determines in its sole discretion, and regardless of whether such indebtedness is part of the Obligations, is secured, or is due and payable. Borrower consents and agrees that Lender shall be under no obligation to marshal any assets in favor of Borrower, or against or in payment of any or all of the Obligations. Borrower further consents and agrees that Lender shall have no duties or responsibilities whatsoever with respect to any property securing any or all of the Obligations. Without limiting the generality of the foregoing, Lender shall have no obligation to monitor, verify, audit, examine, or obtain or maintain any insurance with respect to, any property securing any or all of the Obligations.
     (d) Foreclosure of Trust Deeds. Each Borrower waives all rights and defenses that the Borrower may have because any other Borrower's Obligations are secured by real property. This means, among other things: (1) Lender may collect from the Borrower without first foreclosing on any real or personal property collateral pledged by the other Borrower; and (2) If Lender forecloses on any real property collateral pledged by another Borrower: (A) The amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (B) Lender may collect from the Borrower even if Lender, by foreclosing on the real property collateral, has destroyed any right the Borrower may have to collect from the other Borrower. This is an unconditional and irrevocable waiver of any rights and defenses the Borrower may have because any other Borrower's Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure. Each Borrower waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Borrower's rights of subrogation and reimbursement against another Borrower or any other person by the operation of Section 580d of the California Code of Civil Procedure or otherwise.
     (e) Independent Liability. Each Borrower hereby agrees that one or more successive or concurrent actions may be brought hereon against Borrower, in the same action in which any other Borrower may be sued or in separate actions, as often as deemed advisable by Lender. Each Borrower is fully aware of the financial condition of each other Borrower and is executing and delivering this Agreement based solely upon its own independent investigation of all matters pertinent hereto, and Borrower is not relying in any manner upon any representation or statement of Lender with respect thereto. Each Borrower represents and warrants that it is in a position to obtain, and each Borrower hereby assumes full responsibility for obtaining, any additional information concerning any other Borrower's financial condition and any other matter pertinent hereto as Borrower may desire, and Borrower is not relying upon or expecting Lender to furnish to it any information now or hereafter in Lender's possession concerning the same or any other matter.
     (f) Subordination. All indebtedness of a Borrower now or hereafter arising held by another Borrower is subordinated to the Obligations and the Borrower holding the indebtedness shall take all actions reasonably requested by Lender to effect, to enforce and to give notice of such subordination.
 [Signatures on Next Page]
Form Version:  -5 (09-09)
Document Version -9

   9.22 Mutual Waiver of Jury Trial. LENDER AND BORROWER EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT IT MAY BE WAIVED. EACH OF THE PARTIES, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), ACTION OR INACTION OF ANY OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY LENDER OR BORROWER, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM. IF FOR ANY REASON THE PROVISIONS OF THIS SECTION ARE VOID, INVALID OR UNENFORCEABLE, THE SAME SHALL NOT AFFECT ANY OTHER TERM OR PROVISION OF THIS AGREEMENT, AND ALL OTHER TERMS AND PROVISIONS OF THIS AGREEMENT SHALL BE UNAFFECTED BY THE SAME AND CONTINUE IN FULL FORCE AND EFFCT.
Borrowers:
CalAmp Corp.

By /s/ Richard Vitelle
Name Richard Vitelle
Title VP Finance & CFO


CalAmp Products, Inc.

By /s/ Garo Sarkissian
Name Garo Sarkissian
Title Vice President


Dataradio Corporation

By /s/ Richard Vitelle
Name Richard Vitelle
Title Treasurer

Lender:
Square 1 Bank

By /s/ Richard Suhl
Title S.V.P.

LOGO:  SQUARE 1 BANK
                                    Schedule to
                           Loan and Security Agreement
Borrowers:     CalAmp Corp., a Delaware corporation ("Parent")
               CalAmp Products, Inc., a Delaware corporation
               Dataradio Corporation, a Delaware corporation

Address:       1401 N. Rice Avenue
               Oxnard, California  93030

Date:          December 22, 2009
This Schedule forms an integral part of the Loan and Security Agreement between SQUARE 1 BANK and the above Borrowers of even date.

=====================================================================

1.  CREDIT LIMIT
    (Section 1.1):           An amount not to exceed the lesser of (a) and
                            (b) below:

                                 (a)  a total of $12,000,000 at any one time
                                 outstanding (the "Maximum Credit Limit"); or

                                 (b)  85% (an "Advance Rate") of the amount
                                 of Borrower's Eligible Account (as defined in Section 8 above)

                                 Lender may, from time to time, adjust the Advance Rate, in its Good Faith Business Judgment, upon notice to the Borrower, based on changes in collection experience with respect to Accounts, or other issues or factors relating to the Accounts or other Collateral or Borrower. In Lender's discretion Loans may be made separately to each Borrower based on the Eligible Accounts of each Borrower.

Letter of Credit Sublimit:    $2,500,000.

2.  INTEREST.
      Interest Rate (Section 1.2):

                              A rate equal to the Prime Rate in effect from time to time, plus 2% per annum, provided that the interest rate in effect on any day shall not be less than 6% per annum, and provided that interest in each month shall not be less than $20,000. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

                              In computing interest on the Obligations, all Payments received after 1:00 PM Eastern Time on any day shall be deemed received on the next Business Day, and Payments received by Lender (including proceeds of Accounts and Payment in Full of the Obligations) shall be deemed applied by Lender on account of the Obligations two Business Days after receipt by Lender of immediately available funds.

3.  FEES (Section 1.4):

      Loan Fee:               $120,000, payable concurrently herewith.

      Collateral Monitoring
      Fee:                    -0-

      Unused Line Fee:        -0-

      Termination Fee:        -0-

      Letter of Credit Fees:  4% per annum of the aggregate undrawn amount of each Letter of Credit (the "Aggregate Face Amount"), accruing daily from and including the date the Letter of Credit is issued until the date that it either expires or is returned, which fee shall be payable monthly in arrears on the first day of each month and on the date that the Letter of Credit either expires or is returned.


4.  MATURITY DATE
    (Section 6.1):            December 22, 2011.

5.  FINANCIAL COVENANTS
    (Section 5.1):            Parent shall maintain EBITDA of not less than
                              the following amounts during the following periods:

                                    Period               Minimum EBITDA
                              One month ended 12/26/09       ($198,000)
                              Two months ended 1/23/10        $135,000
                              Three months ended 2/27/10      $634,000
                              Four months ended 3/27/10     $1,111,000
                              Five months ended 4/24/10     $1,521,000
                              Six months ended 5/29/10      $1,809,000
                              Six months ended 6/26/10      $1,990,000
                              Six months ended 7/24/10      $2,156,000
                              Six months ended 8/28/10      $2,316,000
                              Six months ended 9/25/10      $2,570,000
                              Six months ended 10/23/10     $2,907,000
                              Six months ended 11/27/10     $3,552,000
                              Six months ended 12/25/10     $3,817,000
                              Six months ended 1/22/11      $4,085,000
                              Six months ended 2/26/11      $4,407,000

For periods after February 26, 2011, the above covenants shall be determined as follows: On or before February 6, 2011, Parent shall submit to Lender projections for the period March 1, 2011 to February 28, 2012, on a monthly basis, in draft form, and on or before February 21, 2011, Parent shall submit to Lender such projections in final form and approved by Parent's Board of Directors, which, in each case, shall include projections of EBITDA for such periods, and Lender and Parent shall attempt to agree in writing on the amount of the minimum EBITDA which Parent shall be required to maintain for such periods. If for any reason Parent and Lender are not able to agree in writing on the same, prior to April 1, 2011, then the minimum EBITDA for the six-month period ending at the end of each month shall be 105% of the minimum EBITDA for the six-month period ending at the end of the immediately preceding calendar month.
Definitions: "EBITDA" shall mean, for any applicable period, on a consolidated basis, the net income of Parent for such period, before interest expense, income taxes, depreciation, other non-cash amortization expenses, FAS 123R stock compensation expense, and other non-cash expenses, including but not limited to impairment charges, in each case determined in accordance with GAAP.

6.  REPORTING.
      (Section 5.3):
                              Borrower shall provide Lender with the
                              following:

(a) Transaction reports, schedules of collections, sales journal and credit memos, each week and at the time of each Loan request, on Lender's standard form;

(b) Monthly accounts receivable agings, aged by invoice date, with borrowing base certificate, within ten days after the end of each month;

(c) Monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, within ten days after the end of each month;

(d) Monthly reconciliations of accounts receivable agings (aged by invoice date), transaction reports, and general ledger, within ten days after the end of each month;

(e) Monthly unaudited financial statements, as soon as available, and in any event within 30 days after the end of each month;

(f) Annual operating budgets and financial projections (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Parent (i) in draft form, at least twenty days prior to the end of each fiscal year of Parent, and (ii) in final form, approved by Parent's board of directors, at least five days prior to the end of each fiscal year of Parent;

(g) Annual financial statements, as soon as available, and in any event within 90 days following the end of Parent's fiscal year, certified by, and with an unqualified opinion of, SingerLewak LLP or other independent certified public accountants acceptable to Lender;

(h) Each of the financial statements in subsections (e) and (g) and (i) above shall be accompanied by Compliance Certificates, in such form as Lender shall reasonably specify, signed by the Chief Financial Officer of Borrower, certifying that as of the end of such period Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Lender shall request in its Good Faith Business Judgment, including, without limitation, a statement that at the end of such period there were no held checks;

(i) promptly upon receipt, each management letter prepared by Parent's independent certified public accounting firm regarding Parent's management control systems;

(j) such budgets, sales projections, operating plans or other financial information generally prepared by Borrower in the ordinary course of business as Lender may reasonably request from time to time; and

(k) within 30 days of the last day of each fiscal quarter, a report signed by Borrower, in form reasonably acceptable to Lender, listing any applications or registrations that Borrower has made or filed in respect of any Patents, Copyrights or Trademarks and the status of any outstanding applications or registrations, as well as any material change in Borrower's Intellectual Property Collateral, including but not limited to any subsequent ownership right of Borrower in or to any Trademark, Patent or Copyright not specified in exhibits to any Intellectual Property Security Agreement delivered to Lender by Borrower in connection with this Agreement;


7.  BORROWER INFORMATION:

    Borrower represents and warrants that the information set forth in the Borrower Information Certificate dated December 8, 2009, as amended in writing, in each case previously submitted to Lender (the "Representations") is true and correct in all material respects as of the date hereof.

8.  ADDITIONAL PROVISIONS:

(a) New Subordinated Debt. As a condition precedent to the disbursement of any Loans, Parent shall receive cash proceeds of the issuance of subordinated notes of Parent (the "Subordinated Debt") and common stock of Parent in an aggregate amount of not less than $6,000,000, from Persons acceptable to the Lender in its Good Faith Business Judgment. The Subordinated Debt shall be on terms and in form and substance acceptable to Lender in its Good Faith Business Judgment.

(b) EchoStar Note. Borrower represents and warrants that Parent's Note in the amount of $5,000,000, dated December 14, 2007, payable to EchoStar, has been paid in full and cancelled.

(c) Deposit Accounts. Borrower within 30 days of the Closing Date shall maintain all its depository and operating accounts with Lender and its primary investment accounts with Lender or Lender's affiliates, except that: (i) Borrower may maintain Deposit Accounts at other institutions located in the United States in amounts not to exceed, in the aggregate, $500,000 at any time, provided there are control agreements in place, in form and substance satisfactory to Lender in its Good Faith Business Judgment, and sufficient to perfect Lender' first-priority security interest in the same; and (ii) Borrower may maintain up to $1,700,000 in a Deposit Account which is pledged to the issuer of letters of credit as set forth in clause (xiv) of the definition of "Permitted Liens").

(d)  Foreign Subsidiaries; Foreign Assets.

(1) Borrower represents and warrants that it has no partially-owned or wholly-owned Subsidiaries which are not Borrowers hereunder, except for Subsidiaries organized under the laws of a jurisdiction other than the United States or any state or territory thereof or the District of Columbia ("Foreign Subs"). Borrower may make Investments in the Foreign Subs, in an aggregate amount not to exceed the amount necessary to fund the current operating expenses of the Foreign Subs (taking into account their revenue from other sources); provided that (i) the total of such investments and loans in any fiscal year to all such Foreign Subs shall not exceed $4,000,000, and (ii) the total assets of the Foreign Subs (excluding developed/core technology and customer lists of Foreign Subs, and excluding intercompany obligations due from the Borrower, but not excluding any Patents of any Foreign Subs) combined shall not, at any time, exceed $2,000,000 in the aggregate. The foregoing shall constitute "Permitted Investments" for purposes of this Agreement.

(2) Borrower covenants that (i) the total assets of the Foreign Subs (excluding developed/core technology and customer lists of Foreign Subs, and excluding intercompany obligations due from the Borrower, but not excluding any Patents of any Foreign Subs) combined, plus the total assets of Borrower located outside the United States (including without limitation deposits in foreign bank accounts, but not including Collateral permitted to be at Permitted Other Locations) combined shall not, at any time, exceed $2,000,000 in the aggregate, and (ii) the total amount maintained by Borrower in foreign bank accounts shall not, at any time, exceed an amount equal to $500,000 minus any amounts maintained at other institutions (other than Lender) located in the United States (not including any Deposit Accounts in which up to $1,700,000 is pledged to the issuer of letters of credit as set forth in clause (xiv) of the definition of "Permitted Liens"). Borrower shall not permit any of the assets of any of the Foreign Subs to be subject to any security interest, lien or encumbrance (other than Foreign Sub Permitted Liens), and Borrower shall not agree with any other Person to restrict its ability to cause a Foreign Sub to grant any security interest in, or lien or encumbrance on, its assets (other than in favor of the holder of a Foreign Sub Permitted Lien with respect to the property subject to such Foreign Sub Permitted Lien).

 [Signatures on Next Page]
 Form Version:  -5 (09-09)
Document Version -9

Borrowers:
CalAmp Corp.

By /s/ Richard Vitelle
Name Richard Vitelle
Title VP Finance & CFO


CalAmp Products, Inc.

By /s/ Garo Sarkissian
Name Garo Sarkissian
Title Vice President


Dataradio Corporation

By /s/ Richard Vitelle
Name Richard Vitelle
Title Treasurer

Lender:
Square 1 Bank

By /s/ Richard Suhl
Title S.V.P.

                                   Exhibit A
Existing Investments:

Payment obligation from MIR3, Inc. with a current principal amount of $1,634,718.